FIRST AMENDMENT TO THE OXFORD INDUSTRIES, INC.
DEFERRED COMPENSATION PLAN
(AS AMENDED AND RESTATED EFFECTIVE JUNE 13, 2012)
WHEREAS, Oxford Industries, Inc. (“Oxford”) sponsors the Oxford Industries, Inc. Deferred Compensation Plan (as amended and restated effective June 13, 2012) (the “Plan”); and
WHEREAS, Oxford desires to amend the Plan to change the definition of eligible employee for purposes of determining who may participate in the Plan.
NOW THEREFORE, Oxford, pursuant to the approval of its Board of Directors, hereby amends the Plan as follows effective as of July 1, 2016:
1.    Section 1.14. Eligible Employee, is hereby amended and restated to read in its entirety as follows:
Section 1.14. Eligible Employee – means, for each Plan Year, (a) effective July 1, 2016, any Employee of a Company whose gross annual rate of base salary is $175,000 or more; and (b) any other Employee of a Company (not otherwise qualifying as an Eligible Employee pursuant to the foregoing clause (a)) who is an Eligible Employee as of June 30, 2016 for so long as such Employee has in effect an election to defer any portion of such Employee’s Eligible Compensation pursuant to the Plan.
2.    Except as expressly modified by this First Amendment to the Plan, all other terms and conditions of the Plan shall remain in full force and effect in accordance with the Plan.
IN WITNESS WHEREOF, Oxford has caused this First Amendment to the Plan to be executed on the date set forth below.
OXFORD INDUSTRIES, INC.

By:     /s/ Thomas E. Campbell
Name: Thomas E. Campbell
Title: Executive Vice President
Date:    June 15, 2016

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